UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2006

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 14, 2006, Ampex Corporation, a Delaware corporation, received a Nasdaq Staff Deficiency Letter indicating that the company’s market value and total assets had fallen below minimum levels required for the continued listing of its Class A Common Stock on the Nasdaq Global Market, based on Marketplace Rules 4450(b)(1)(A) and 4450(b)(1)(B). The company believes that it currently satisfies the financial and other listing requirements of the Nasdaq Capital Market (formerly the Nasdaq SmallCap Market) and intends to apply to transfer its listing to this market over the next 30 days. The decision to approve the transfer of the company’s listing of its Class A Common Stock will be based on the Nasdaq staff’s review of the company’s application. A copy of the company’s press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1      Press release of Ampex Corporation dated July 18, 2006.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

Date: July 18, 2006

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EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated July 18, 2006.

*	Filed herewith.

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